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                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Registration Statement on Form S-3  (File
No.      ) of our report dated February 24, 1996 on our audits of the financial statements of National Medical Financial Services Corporation. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA 19103
August 29, 1996